UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).
☐	Definitive Information Statement.

PRECISION AEROSPACE COMPONENTS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration No.:

3.	Filing Party:

4.	Date filed: May 25, 2016

PRECISION AEROSPACE COMPONENTS, INC.

351 Camer Drive

Bensalem, PA 19020

NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

Precision Group Holdings LLC ("PGH") and C3 Capital Partners III LP ("C3") (collectively, the "Majority Shareholders") are entitled to vote a total of 85,791,534 shares or approximately 86.2% of the total issued and outstanding common stock of Precision Aerospace Components, Inc., a Delaware corporation, which we refer to as "Precision" the "Company," "we" or "us." The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law.

1.

Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to increase the number of authorized shares of common stock from 100,000,000, par value $0.001 per share, to 800,000,000, par value $0.001 per share.

2.	Authorize the officers and directors of the Company to cause the Company to amend its Certificate of Incorporation in order to deauthorize our Series A, Series B and Series C Preferred Stock.

On January 16, 2015, Precision entered into a Stock Purchase Agreement with PGH and C3 pursuant to which PGH and C3 agreed to purchase a total of 673,780,414 restricted shares of Common Stock for an aggregate purchase price of $500,000 in two installments. The First Closing occurred on January 16, 2015 resulting in an issuance of 29,003,714 shares of restricted Common Stock to C3 for a total purchase price of $116,571.00 and 56,787,820 shares of restricted Common Stock to PGH for a purchase price of $315,172.00. Upon the Second Closing, the Company shall issue 435,071,882 and 212,742,109 shares of restricted Common Stock to PGH and C3, respectively for a purchase price of $49,825 and $18,432 respectively.

Pursuant to the transactions of January 16, 2015, all outstanding Series A and Series C Preferred Stock were converted into common stock of the Company at a fixed conversion ratio of 1.554 shares of common stock for each share of Series A or Series C Preferred Stock.

John F. Wachter, Chairman of the Board of Directors

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRECISION AEROSPACE COMPONENTS, INC.

351 Camer Drive

Bensalem, PA 19020

May 25, 2016

SHAREHOLDER ACTION

The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about May 25, 2016 to be effective upon satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of May 25, 2016, the Majority Shareholders were entitled to vote a record of 85,791,534 shares of the Company's common stock, par value $0.001 per share, or approximately 86.2% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately 93 other shareholders of record.

The Majority Shareholders consist of Precision Group Holdings LLC and C3 Capital Partners III LP. Holders of the common stock of record as of May 25, 2016 are entitled to submit their consent to the shareholder resolutions described in this information statement, although no shareholder consents other than those of the Majority Shareholders are required to be submitted in order for the resolution to be adopted.

We are not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolution being adopted. The Majority Shareholders have consented to the shareholder resolutions described in this information statement. Other shareholders who desire to submit their consents must do so by June 13, 2016 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total 99,501,998 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE COMPANY AND THE TRANSACTIONS

Proposed Shareholder Transaction

Our executive offices are located at 351 Camer Drive, Bensalem, Pennsylvania 19020, and our telephone number is (215) 245-5700. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation (the "Amendment") in order to increase the number of authorized shares of the Company's common stock from 100,000,000, par value $0.001 per share, to 800,000,000, par value $0.001 per share.

The Board of Directors of the Company voted unanimously to implement the Amendment pursuant to the Stock Purchase Agreement dated January 16, 2015 by and among Precision Group Holdings LLC and C3 Capital Partners III LP and the Company.

We are not expected to experience a material tax consequence as a result of the Amendment. Increasing the number of authorized shares of the Company's common stock may, however, subject the Company's existing shareholders to future dilution and subordination of their ownership and voting power in the Company.

Company Plans

We currently plan to issue 435,071,882 and 212,742,109 shares of restricted Common Stock to Precision Group Holdings LLC and C3 Capital Partners III LP, respectively for a purchase price of $49,825 and $18,432 respectively pursuant to the Stock Purchase Agreement of January 16, 2015.

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Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 2014, as well as the Company's Form 10-Q for the quarters ending September 30, 2015, June 30, 2015, and March 31, 2015, are available upon request to: John F. Wachter, Chairman of the Board of Directors, Precision Aerospace Components, Inc., 351 Camer Drive, Pennsylvania 19020. These reports are also available under the Company's name on the Securities and Exchange Commission's website at www.sec.gov.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names of our executive officers and directors and all persons known by us to beneficially own 5% or more of the issued and outstanding common stock of Precision Aerospace Components, Inc. on May 25, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 25, 2016 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 99,501,998 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Precision Aerospace Components, Inc., 351 Camer Drive, Bensalem, Pennsylvania 19020. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

Name and Address of Stockholder	Number of Shares Owned	Percentage of Ownership
Precision Group Holdings LLC	56,787,820	57.1%
C3 Capital Partners III LP	29,003,714	29.1%

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information is to be presented for the consent of the shareholders.

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EXHIBIT A

Certificate of Amendment to Articles of Incorporation

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Precision Aerospace Components, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of Common Stock, having a par value of One-tenth of One Cent ($0.001) per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____________ day of _____________ , 20____ .

By:
Authorized Officer

Title:

Name:
Print or Type

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